UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2020

W.W. GRAINGER, INC.

(Exact name of Registrant as Specified in Charter)

Illinois	1-5684	36-1150280
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Grainger Parkway, Lake Forest, Illinois	60045-5201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 535-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	GWW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.  Termination of a Material Definitive Agreement.

On February 28, 2020, in accordance with the terms of the Facilities Agreement, dated as of August 26, 2015, by and among GWW UK Holdings Ltd., W.W. Grainger, Inc. (the “Company”), the lenders party thereto, Lloyds Bank PLC and Lloyds Securities Inc. (“Lloyds Securities”), as mandated lead arrangers, and Lloyds Bank PLC, as agent (the “Facilities Agreement”), the Company repaid all outstanding borrowings under the Facilities Agreement using a portion of the proceeds from its issuance of $500 million of its 1.85% Senior Notes due 2025 upon completion of a public offering on February 26, 2020 (the “Offering”), as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2020. Effective February 28, 2020, the Company also terminated the Facilities Agreement. The Facilities Agreement provided for a five-year term loan of £160 million and revolving credit facility of £20 million. Absent termination, the Facilities Agreement would have matured on August 26, 2020. No material early termination penalties were incurred by the Company as a result of the termination of the Facilities Agreement.

The description of the Facilities Agreement set forth above is a summary and is qualified in its entirety by the full text of the Facilities Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 1, 2015.

From time to time in the ordinary course of their respective businesses, one or more of the lenders under the Facilities Agreement, or their affiliates, have or may have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking, and other commercial transactions and services with us and our affiliates for which they have received or will receive customary fees and commissions. In particular, Lloyds Securities acted as co-manager in connection with the Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2020

W.W. GRAINGER, INC.

	By:	/s/ Hugo Dubovoy, Jr.
Hugo Dubovoy, Jr.
Vice President, Corporate Secretary